Exhibit 10.27

                      DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT made this ___ day of _____________, 1994, by and between Browning-Ferris Industries, Inc., a Delaware corporation, hereinafter referred to as the "Company" and ____________________ hereinafter referred to as the "Participant".

                        W I T N E S S E T H:

WHEREAS, the Company desires to implement a program whereby the directors and officers of Browning-Ferris Industries, Inc. and Regional Vice Presidents employed by the Company or one of its subsidiaries may defer payment of director fees, salaries and/or bonuses payable in cash as compensation for services rendered to the Company or, as the case may be, one of its subsidiaries; and

WHEREAS, the Company is willing to enter into an arrangement with the Participant whereby the Participant may defer receipt of such compensation otherwise payable to the Participant; and the Participant desires to enter into such an arrangement.

NOW, THEREFORE, in consideration of the premises, and in consideration of the mutual covenants and agreements herein contained, the Company and the Participant agree as follows:

1. For purposes of this Agreement, the period of the Participant's active service shall mean the period commencing with the date of election, appointment or employment of the Participant and expiring on the date on which occurs the termination of the Participant's service by reason of expiration of term or the date of resignation, removal, retirement, disability or death of the Participant whichever shall occur first.

2. (a) During the period of the Participant's active service, the Participant may instruct the Company by delivery to it of written notice to withhold any whole percentage of fees, salary and/or bonus otherwise payable in cash to Participant for services to be rendered in the following fiscal year or the following calendar year as applicable (the "Deferred Amounts"). Any election to defer any portion of a Participant's bonus shall be made by Participant prior to the start of the Company's fiscal year (i.e., October 1), and such election to defer shall be effective on October 1 for that fiscal year. Any election to defer any portion of a Participant's salary and any director's fees shall be made by Participant prior to January 1 of each year, and such an election shall be effective on January 1 for that calendar year. The Deferred Amounts shall be credited when otherwise due to be paid to a Phantom Stock Account or an Interest-Bearing Account (collectively, the "Deferred Accounts") established on the books of the Company for this purpose. At the time of the election to defer, the Participant shall by written notice designate which Deferred Account or Accounts the Participant elects the Company to establish for said Participant and the percentage (but not less than 25% in either Deferred Account if both Deferred Accounts are designated by the Participant) of the Deferred Amount to be credited to each such Deferred Account, as more fully set forth in Subparagraphs 2(b)(i) and 2(b)(ii) hereinafter. The form of Deferred Compensation Election is attached as Exhibit "A" and the Participant shall complete such an election form annually if the Participant wishes to defer any compensation for that period. Except as expressly provided otherwise herein, any election to defer, including the designation of Deferred Accounts and the time of ultimate cash payment shall be irrevocable for the fiscal or calendar year as to which it is made.

          Two exceptions apply to the deferral of salary and director fees pursuant to this subsection:

          (1) In the year in which the Agreement is first implemented, an eligible Participant may make an election to defer compensation for services to be performed subsequent to the election within 30 days after the date the Agreement is effective for eligible participants; and

          (2) In the first year in which a Participant becomes eligible to participate in the Agreement, the newly eligible Participant may make an election to defer compensation for services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible.

     (b)(i)  Deferred Account #1 (Phantom Stock Account)

             (A) The Deferred Amount credited by the Company to
                 this Deferred Account by election of the Participant shall each month be converted to that number of share units equal to the number of shares (to the nearest hundredth of a share) of common stock of the Company which could have been purchased with this amount at the average of the closing prices on the New York Stock Exchange-Composite Transactions, as reported in The Wall Street Journal, for shares of common stock of the Company for each trading day during the month (the "Share Units").

             (B) During the period that the Company shall maintain
                 such Deferred Account, on each date on which the Company pays dividends on shares of its common stock, it shall credit the Deferred Account with an additional number of Share Units equal to the number of shares (to the nearest hundredth of a share) of common stock of the Company which could have been purchased at the average of the high and low prices on the New York Stock Exchange, Composite Transactions, as reported in The Wall Street Journal, for shares of common stock of the Company on such dividend payment date, with the amount of dividends that would have been received on the number of shares of common stock equal to the number of Share Units in such Participant's Deferred Account, as of the end of the month preceding the dividend record date.

             (C) In the event of any stock dividend, stock split,
                 combination of shares, recapitalization or the like of the common stock of the Company, the Company shall make appropriate adjustment in the number of Share Units credited to the Participant's Deferred Account.

             (D) The Participant is not allowed to withdraw any
                 amount from the Phantom Stock Account any sooner than six months after deferral and credit of the latest contribution to said account pursuant to this Agreement in order to comply with the rules and regulations of the Securities and Exchange Commission prohibiting short-swing transactions, to the extent applicable.

     (b)(ii) Deferred Account #2 (An Interest-Bearing Account)

             At the end of each calendar quarter during the period of the Participant's active service, the Company agrees to credit this Deferred Account with an annual rate of interest equal to the prime rate as of the end of each calendar quarter, based upon the average of the high and the low balance in the Participant's Deferred Account during that calendar quarter. For purposes of this Agreement, the prime interest rate shall mean the prime rate as reported in "Money Rates" published in The Wall Street Journal with respect to the last trading day at the end of each calendar quarter.

     (c)  The amounts credited to the Participant's Deferred
          Account or Accounts pursuant to this Agreement shall constitute an unsecured claim against the general funds of the Company.

3. (a) At the time that the Participant makes the election for the percentage of director fees, salary or bonus to be deferred, the Participant shall advise the Company in writing of Participant's desire to receive the amounts in the Deferred Account or Accounts (i) in cash as a lump sum payment subject to Subparagraph 2(b)(i)(D) above on a specific date in the future during continued service or at a specific time following termination of service for any reason or retirement or (ii) in cash subject to Subparagraph 2(b)(i)(D) above in pro rata installments over a number of years or months (not exceeding ten years or 120 months), beginning on a specified date during continued service, or at a specific time following termination of service for any reason or retirement, with a pro rata amount being distributed annually to the Participant during the payout term selected. Participant recognizes that the amount of the distribution will change from year to year, based on changes in the value of the Deferred Account or Accounts. The payout period selected can commence during or after the Participant's affiliation with the Company. All cash payouts from the Phantom Stock Account shall be computed by the Company by using the average of the closing prices on the New York Stock Exchange - Composite Transactions, as reported in The Wall Street Journal, for shares of common stock of the Company for each trading day during the calendar month preceding the cash payment date.

4. In the event of the death of the Participant during the term of this Agreement, the Company shall pay in one lump sum within sixty (60) days thereafter the amount in the Deferred Account or Accounts to such beneficiary or beneficiaries as the Participant may have designated in writing to the Company or, in the event a beneficiary is not so designated by the Participant, to the Participant's estate. If a beneficiary other than a Participant's spouse is named, the spouse must
     consent to that beneficiary designation.   All cash payouts
     from the Phantom Stock Account shall be computed by the Company by using the average of the closing prices on the New York Stock Exchange - Composite Transactions, as reported in The Wall Street Journal, for shares of common stock of the Company for each trading day during the calendar month preceding the cash payment date.

5. No rights or interest of the Participant, his beneficiary, or estate established herein, shall be assignable or transferable in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest established herein shall be liable for, or subject to, any obligation or liability of the Participant.

6. This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors (including but not limited to successors resulting from any corporate merger) or assigns.

7. This Agreement shall be construed in accordance with the laws of the State of Texas.

8. This Agreement may be executed in duplicate, each copy of which when so executed and delivered shall be an original, but both copies shall together constitute the same document.

9. This Agreement may at any time be amended or terminated by the Company, but no such amendment or termination shall diminish the value of any amounts then credited to the Participant under the Agreement.

10. The Compensation Committee of the Board of Directors of Browning-Ferris Industries, Inc. shall have the exclusive responsibility for the general administration of the Agreement according to the terms and provisions of the Agreement and shall have all powers necessary to accomplish those purposes, including but not by way of limitation the right, power and authority:

     (a) to make rules and regulations for the administration of the Agreement;

     (b) to construe all terms, provisions, conditions and limitations of the Agreement;

     (c) to correct any defect, supply any omission or reconcile any inconsistency that may appear in the Agreement in the manner and to the extent it deems expedient to carry the Agreement into effect;

     (d) to determine all controversies relating to the administration of the Agreement, including, but not limited to:

          (1) differences of opinion arising between the Company and a Participant; and

          (2) any question it deems advisable to determine in order to promote the uniform administration of the Agreement for the benefit of all parties at interest; and

     (e) to delegate by written notice those clerical and recordation duties of the Compensation Committee, as it deems necessary or advisable for the proper and efficient administration of the Agreement.

     The Compensation Committee in exercising power or authority granted under this Agreement or in making any determination under this Agreement shall perform or refrain from performing those acts using its sole discretion and judgment. Any decision made by the Compensation Committee or any refraining to act or any act taken by the Compensation Committee in good faith shall be final and binding on all parties and shall not be subject to de novo review.

     The Compensation Committee shall cause each Participant to receive a statement at least annually, as soon as administratively feasible after the conclusion of each calendar year, containing a statement of the Participant's account balance in the Deferred Accounts through the end of that calendar year. The statement shall include a report of the number of units allocated to Deferred Account #1 for that calendar year.

     The Compensation Committee shall be reimbursed by the Company for all expenses properly and actually incurred in the performance of its duties under this Agreement.

11.  Nothing in this Agreement will be construed:

     (a) to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time; or

     (b) to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration.

12. The Company shall withhold appropriate federal and state income and payroll taxes as may be required by law from payments and deferrals under the Agreement.


IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.




                                   ______________________________
                                             Participant


                                   BROWNING-FERRIS INDUSTRIES, INC.
                                              (Company)


                                   By: ____________________________
                                   Title: _________________________

                                                                EXHIBIT "A"

                      DEFERRED COMPENSATION ELECTION
                 FOR OFFICERS AND REGIONAL VICE PRESIDENTS


Pursuant to paragraph 2 of the Deferred Compensation Agreement, dated ____________________, 19___, between ___________________ and me (the "Agreement"), which is incorporated by reference, I hereby elect the following deferrals:

1. Base Salary. Percentage Deferral. I irrevocably elect to defer _____% of the Base Salary which otherwise would become payable to me during calendar 19__.

2.   Bonus.  Percentage Deferral.  I irrevocably elect to defer
     ____% of the amount of any Bonus payable in cash which is granted to me for the Company's fiscal year ending September
     30, 199__.

3. Beneficiary Designation. In the event of my death, I designate ____________________________________________________
     ________________, to receive all amounts otherwise due me on my date of death that I have deferred pursuant to this election. If I have designated a beneficiary who is not my spouse, my spouse has indicated his or her consent by his or her execution of this document, properly notarized.

     Importance Notice from the Company: In the event that the Participant wishes to designate as beneficiary a person who is not his or her spouse, then the Participant and his or her spouse are advised to seek independent tax counsel as to the possible federal and/or state gift and estate tax consequences of such a beneficiary designation.

4. Deferral. Of the amounts being deferred by me, I irrevocably elect that ___% of the amounts be invested in Deferred Account #1 (Phantom Stock Account) and ___% in Deferred Account #2 (an Interest Bearing Account). (DEFERRALS MUST BE IN INCREMENTS OF 25%).

5.   Payout Election.

     _______ A. By initialing here, I hereby irrevocably elect that the amounts deferred by me hereunder shall be paid to me in a lump sum payment on ________________________________.
     (Specify date or time during continued service or after termination or retirement).

     or

     _______ B. By initialing here, I hereby irrevocably elect that the amounts deferred by me hereunder shall be paid to me in ____________ annual/_____ monthly pro rata installments (not exceeding ten years or 120 months, whichever is applicable) commencing __________________. (Specify date or time during continued service or after termination or retirement).




This deferral, payout and beneficiary election does not revoke any prior election under the Agreement applicable to any prior period.


_____________                      ______________________________
     Date                          Participant

Consent to Beneficiary in Item 3 above:

I understand that if the Participant names a beneficiary other than his or her spouse, the spouse must consent. I hereby consent to the beneficiary named in Item 3 of the Agreement.

Consent of Participant's Spouse:


______________________________     ______________________________
     Spouse                        Date



The State of _________________
County of ____________________

Before me, the undersigned authority, on this day personally appeared ________________________, known to me to be the person whose name is subscribed to the foregoing instrument as the Participant's spouse, and such person acknowledged to me that he or she executed the same for the purposes expressed and in the capacity stated.

Given under my hand and seal of office, this ___ day of ___________, 19__.

                                   ______________________________
                                   Notary Public for the
                                   State of _______________

                                   My commission expires on
                                   _____________, 19__.


                                   Accepted by the Company:


                                   By: __________________________

                                                                EXHIBIT "A"

                      DEFERRED COMPENSATION ELECTION
                        FOR NON-EMPLOYEE DIRECTORS


Pursuant to paragraph 2 of the Deferred Compensation Agreement, dated ____________________, 1994, between Browning-Ferris
Industries, Inc. and me (the "Agreement"), which is incorporated by reference, I hereby elect the following deferrals for the calendar year ending December 31, 1995:

1. Director Fees. Percentage Deferral. I irrevocably elect to defer ___% of the amount of any and all director's fees which otherwise would become payable to me during the calendar year.

2. Beneficiary Designation. In the event of my death, I designate ____________________________________________________
     ________________, to receive all amounts otherwise due me on my date of death that I have deferred for the year. If I have designated a beneficiary who is not my spouse, my spouse has indicated his or her consent by his or her execution of this document, properly notarized.

     Importance Notice from the Company: In the event that the Participant wishes to designate as beneficiary a person who is not his or her spouse, then the Participant and his or her spouse are advised to seek independent tax counsel as to the possible federal and/or state gift and estate tax consequences of such a beneficiary designation.

3. Deferral. Of the amounts being deferred by me, I irrevocably elect that ___% of the amounts be invested in Deferred Account #1 (Phantom Stock Account) and ___% in Deferred Account #2 (an Interest Bearing Account). (DEFERRALS MUST BE IN INCREMENTS OF 25%).

4.   Payout Election.

     _______ A. By initialing here, I hereby irrevocably elect that the amounts deferred by me hereunder shall be paid to me in a lump sum payment on ____________________________.
     (Specify date or time during continued service or after termination or retirement).

     or

     _______ B. By initialing here, I hereby irrevocably elect that the amounts deferred by me hereunder shall be paid to me in ____________ annual/____ monthly pro rata installments (not exceeding ten years or 120 months, whichever is applicable) commencing __________________________________________________.
     (Specify date or time or continued service or after termination or retirement).


This deferral, payout and beneficiary election does not revoke any prior election under the Agreement applicable to any prior calendar year.

_____________                      ______________________________
     Date                          Participant


Consent to Beneficiary in Item 2 above:

I understand that if the Participant names a beneficiary other than his or her spouse, the spouse must consent. I hereby consent to the beneficiary named in Item 2 of the Agreement.

Consent of Participant's Spouse:


______________________________     ______________________________
     Spouse                        Date




The State of _________________
County of ____________________

Before me, the undersigned authority, on this day personally appeared ________________________, known to me to be the person whose name is subscribed to the foregoing instrument as the Participant's spouse, and such person acknowledged to me that he or she executed the same for the purposes expressed and in the capacity stated.

Given under my hand and seal of office, this ___ day of ___________, 19__.

                                   ______________________________
                                   Notary Public for the
                                   State of _______________

                                   My commission expires on
                                   _____________, 19__.



                                   Accepted by the Company:

                                   By: __________________________